EXHIBIT 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-127272) of Highbury Financial, Inc. of our reports dated May 25, 2006 and March 20, 2007, with respect to the combined financial statements of the U.S. Mutual Fund Business of ABN AMRO Asset Management Holdings, Inc. included in this Annual Report (Form 10-K) of Highbury Financial Inc. for the year ended December 31, 2007.

/s/ ERNST & YOUNG LLP

Chicago, Illinois
March 27, 2008